[ANDERSEN ANDERSEN & STRONG, L.C.
941 EAST 3300 SOUTH, SUITE 202
SALT LAKE CITY, UTAH 84106
PHONE: 801-486-0096
FAX: 801-486-0098
EMAIL: KANDERSEN@MSN.COM]



                                January 18, 2001



Office of The Chief Accountant
Securities and Exchange commission
450 Fifth Street, NW
Washington, D.C. 20549

         Re:      Wichita Development Corporation
                  SEC File Number: 0-29383

Ladies and Gentlemen:

We were previously principal accountants for Wichita Development Corporation (f/k/a Cyberbotanical, Inc.) and, under the date of September 18, 2000, we reported on the financial statements of Wichita Development Corporation as of and for the year ended December 31, 1999. On September 18, 2000, our services were terminated. We have read Wichita Development Corporation's statements included under Item 4 of its Form 8-K dated January 18, 2001, and we agree with such statements, except that we are not in a position to agree or disagree with Wichita Development Corporation's statement that they have engaged Mantyla McReynolds as independent certified public accountants and that such engagement was ratified by the Board of Directors.

                                Very truly yours,



                                  /s/  Andersen Andersen & Strong, L.C.
                                  ----------------------------------------------
                                  Andersen Andersen & Strong, L.C.












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